UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 18, 2012
Date of Report (Date of earliest event reported)

Car Charging Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue, Sixth Floor
Miami Beach, Florida 33139
(Address of principal executive offices) (Zip Code)

(305) 521-0200
(Registrant’s telephone number, including area code)

N/A
 (Former name or former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01    Entry into a Material Definitive Agreement.

On January 16, 2012, Car Charging Group, Inc., (the “Company”) entered into an employment agreement (“Employment Agreement”) with Ted Fagenson (the “Executive”). Pursuant to the Employment Agreement, Mr. Fagenson will be employed as the Chief Operating Officer of the Company. The Executive’s employment has a term of three (3) years with an initial base compensation of $180,000 per year to be paid $10,000 per month for the first four months and $17,500 each month thereafter on a semi-monthly basis which commenced upon the execution of the Employment Agreement.  In addition, to the base salary, Mr. Fagenson is entitled to a quarterly bonus equal to 20% of the Executive’s current salary and may receive an additional annual bonus in the form of cash and stock, at the discretion of the Board of Directors. Simultaneous with the execution of the Employment Agreement, the Company issued to the Executive a Warrant to purchase one million (1,000,000) shares of Common Stock of the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1and is incorporated herein in its entirety by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 18, 2012, the board of directors of Car Charging Group, Inc., (the “Company”) appointed the Executive as the Company’s Chief Operating Officer (“COO”). The Company entered into an employment agreement with the Executive as outlined in Item 1.01 above.

The following is certain biographical and other information regarding the newly appointed officer:

Ted Fagenson – Chief Operating Officer

Ted Fagenson, age 48, graduated from Rutgers University with a bachelor’s of science in electrical engineering in 1985. Thereafter, Mr. Fagenson began his career as a design and development engineer at Raytheon until 1988. He then pursued and earned an MBA from the University of Rochester in 1990 and upon graduating from the University of Rochester, took a position as a product manager with AT&T Microelectronics until 1994. From July 1994 until June 1998, Mr. Fagenson served as a director of product marketing at Polycom, and then as a director of marketing for Eclipse International until June 1999. Mr. Fagenson then served as the director of marketing at Continuity Solutions for one year until June 2000. From June 2000 until May 2009, Mr. Fagenson held various positions with 2Wire, including serving as the executive vice-president of corporate marketing and business development, general manager of software and services, vice-president of international sales, director of international sales, and director of business development. From June 2009 through September 2010, Mr. Fagenson served as the vice-president of sales and corporate marketing at Cellfire and from October 2010 until July 2011 served as the vice-president of sales at Coulomb Technologies.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Employment Agreement by and between Car Charging Group, Inc. and Ted Fagenson dated January 16, 2011.
99.1	Press Release Announcing Appointment of Ted Fagenson as the Company’s Chief Operating Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2012

Car Charging Group, Inc.

By:	/s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer